SUBSCRIPTION AGREEMENT

Amount of Interests: The **Subscriber** represents that it is delivering herewith a check, or certified funds, in the amount of $119,000.00, which represents 17.50% Working Interest and 13.125% Net Revenue Interest, in the **Mesa-Stafford #23-1 Well**, which represents the Drilling, Testing and Completion portion of the Well.

TOTAL PURCHASE AMOUNT: $119,000.00
(Please make checks payable to **Mesa Resources, Inc.**)

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

SOCIAL SECURITY #/TAX PAYER ID: 98-0489027

Kenneth E. Martin
NAME (PLEASE PRINT OR TYPE)

Explortex Energy Inc.
NAME OF COMPANY

STREET OR P.O. BOX

22503 Katy Freeway
STREET OR P.O. BOX

CITY, STATE, ZIP

Katy, TX, 77494
CITY, STATE, ZIP

RESIDENTIAL TELEPHONE

(281) 994 4267
BUSINESS TELEPHONE

Explortex Energy Inc.
NAME OF ENTITY INTEREST IS BEING PURCHASED FOR:

info@explortex.com
E-MAIL ADDRESS

PLEASE SEND ALL MAIL TO: ____ **Home X Business**

PURCHASER SIGNATURE: [signature]

EXECUTION DATE: **August 9, 2011**

*** Company Use Only ***

MESA RESOURCES, INC. hereby accepts the offer represented by the foregoing Agreement, subject to the terms and conditions thereof.

ACCEPTED THIS 9th DAY OF August, 2011.

MESA RESOURCES, INC.

By: [signature]
Kevin Chennault, President